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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-53665 and 33-54553) of Kinam Gold Inc. (formerly Amax Gold Inc.) of our report dated February 28, 1999 relating to the financial statements of Omolon Gold Mining Company, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers

Moscow, Russia
April 15, 1999